Exhibit 10.124
Letter of Indemnification
Dated 19 July, 2011
Reynolds Group Holdings Limited
for the benefit and in favour of
the Indemnitees defined in this Letter of Indemnification
(Thailand)

THIS Letter of Indemnification is made on 19 July, 2011
BY:
Reynolds Group Holdings Limited, a company registered in New Zealand whose registered office is at c/o Bell Gully (GJM), Level 22, Vero Centre, 48 Shortland Street, Auckland, New Zealand (“RGHL”);
IN FAVOUR AND FOR THE BENEFIT OF:
Each Indemnitee (as defined below).
BACKGROUND
A.	The Thai Obligor (as defined below) is part of the SIG group of companies (the “SIG Group”), which forms part of the Reynolds group of companies (the “Reynolds Group”).
On November 5, 2009, the Closure Systems International group of companies and the Reynolds Consumer Products group of companies became part of the Reynolds Group, the financing arrangements for which (together with certain existing notes issued in 2007 in connection with the acquisition of the SIG Group (the “2007 Notes”) by Beverage Packaging Holdings (Luxembourg) II S.A.) were previously considered by the board of directors and the shareholders of the Thai Obligor. Subsequent to such considerations, on January 29, 2010 the Thai Obligor became a guarantor and security provider in respect of the 2009 Notes and the Senior Secured Credit Facilities (each as defined below) and a guarantor of the 2007 Notes. These transactions are referred to as “Project Swing”, and included:
(a)	providing a guarantee and security with respect to the senior secured credit agreement, dated as of November 5, 2009, between, among others, Reynolds Group Holdings Limited (“RGHL”), the borrowers listed therein and Credit Suisse AG, as amended, restated, modified, extended, restructured, renewed, novated, refunded, replaced and/or supplemented from time to time (the “Senior Secured Credit Facilities”);
(b)	providing a guarantee and security with respect to the 7.75% senior secured notes due 2016 issued by members of the Reynolds Group in aggregate principal amounts of US$1,125,000,000 and €450,000,000 pursuant to an indenture dated as of November 5, 2009 (the “2009 Notes”),
(c)	being party to the intercreditor arrangements in respect of the guarantees, indebtedness and security described above, including but not limited to, the first lien intercreditor agreement, dated as of November 5, 2009, between, among others, The Bank of New York Mellon, as the collateral agent, Credit Suisse AG, and the grantors from time to time party thereto and the representatives from time to time party thereto as amended on January 21, 2010 and as further amended, novated, supplemented, restated or modified from time to time (the “FLICA”).
(a)	to (c) being together, the “Existing Financing Arrangements”.

B.	The Existing Financing Arrangements have since been supplemented and/or amended, by, among other things (the “Supplemental Financing Arrangements”):
(a)	the issue by certain members of the Reynolds Group of:
(1)	US$1,000,000,000 aggregate principal amount of 8.5% senior unsecured notes due 2018 (the “May 2010 Unsecured Notes”) pursuant to an indenture, dated May 4, 2010 (the “May 2010 Unsecured Notes Indenture”), including the provision of related guarantees and/or security by certain members of the Reynolds Group in respect of the May 2010 Unsecured Notes;
(2)	US$1,500,000,000 aggregate principal amount of 7.125% senior secured notes due 2019 (the “October 2010 Secured Notes”) pursuant to an indenture, dated October 15, 2010 (the “October 2010 Secured Notes Indenture”), including the provision of related guarantees and/or security by certain members of the Reynolds Group in respect of the October 2010 Secured Notes;
(3)	US$1,500,000,000 aggregate principal amount of 9.0% senior notes due 2019 (the “October 2010 Unsecured Notes”) pursuant to an indenture, dated October 15, 2010 (the “October 2010 Unsecured Notes Indenture”), including the provision of related guarantees and/or security by certain members of the Reynolds Group in respect of the October 2010 Unsecured Notes;
(4)	US$1,000,000,000 aggregate principal amount of 6.875% senior secured notes due 2021 (the “February 2011 Secured Notes”) pursuant to an indenture, dated February 1, 2011 (the “February 2011 Secured Notes Indenture”), including the provision of related guarantees and/or security by certain members of the Reynolds Group in respect of the February 2011 Secured Notes; and
(5)	US$1,000,000,000 aggregate principal amount of 8.25% senior notes due 2021 (the “February 2011 Unsecured Notes” and, together with the February 2011 Secured Notes, the “February 2011 Notes”) pursuant to an indenture, dated February 1, 2011 (the “February 2011 Unsecured Notes Indenture”), including the provision of related guarantees by certain members of the Reynolds Group in respect of the February 2011 Unsecured Notes;
(the May 2010 Unsecured Notes, October 2010 Unsecured Notes and February 2011 Unsecured Notes are together the “Unsecured Notes” and the October 2010 Secured Notes and February 2011 Secured Notes are together the “Secured Notes”).
(b)	the entry into of registration rights agreements or joinders thereto by certain members of the Reynolds Group pursuant to which such entities agree to register the re-sale of the May 2010 Unsecured Notes (the “May 2010 Unsecured Notes Registration Rights Agreement”), October 2010 Secured Notes (the “October 2010 Secured Notes Registration Rights Agreement”), October 2010 Unsecured Notes (the “October 2010 Unsecured Notes Registration Rights Agreement”), February 2011 Secured Notes (the “February 2011 Secured Notes Registration Rights Agreement”) and the February 2011 Unsecured Notes (the “February 2011 Unsecured Notes Registration Rights Agreement”) and/or register the issuance of the Exchange Securities (as defined below);

(c)	the entry into of one or more purchase agreements or joinders thereto providing for the issuance and sale of the May 2010 Unsecured Notes (the “May 2010 Unsecured Notes Purchase Agreement”), October 2010 Secured Notes (the “October 2010 Secured Notes Purchase Agreement”), October 2010 Unsecured Notes (the “October 2010 Unsecured Notes Purchase Agreement”), February 2011 Secured Notes (the “February 2011 Secured Notes Purchase Agreement”) and the February 2011 Unsecured Notes (the “February 2011 Unsecured Notes Purchase Agreement”) and related guarantees by certain members of the Reynolds Group;
(d)	the incurrence of additional indebtedness under the Senior Secured Credit Facilities (the “Additional Bank Debt”) by the entering into of (i) the Amendment No. 2 and Incremental Term Loan Assumption Agreement dated as of May, 4 2010 (“Amendment No. 2”), (ii) the Amendment No. 3 and Incremental Term Loan Assumption Agreement dated as of September, 30 2010 (“Amendment No. 3”) and (iii) the Amendment No. 4 and Incremental Term Loan Assumption Agreement, dated as of February 9, 2011 (“Amendment No. 4”), by certain members of the Reynolds Group (including the Thai Obligor, as a Limited Loan Party (as defined in each of Amendment No. 2, Amendment No. 3 and Amendment No. 4)).
C.	It is intended that the Thai Obligor participate fully in the Supplemental Financing Arrangements by, without limitation, the following:
(i)	the accession to the May 2010 Unsecured Notes Indenture;

(ii)	the accession to the May 2010 Unsecured Notes Registration Rights Agreement;

(iii)	the accession to the May 2010 Unsecured Notes Purchase Agreement;

(iv)	the accession to the October 2010 Secured Notes Indenture;

(v)	the accession to the October 2010 Secured Notes Registration Rights Agreement;

(vi)	the accession to the October 2010 Secured Notes Purchase Agreement;

(vii)	the accession to the October 2010 Unsecured Notes Indenture;

(viii)	the accession to the October 2010 Unsecured Notes Registration Rights Agreement;

(ix)	the accession to the October 2010 Unsecured Notes Purchase Agreement;

(x)	the accession to the February 2011 Secured Notes Indenture;

(xi)	the accession to the February 2011 Secured Notes Registration Rights Agreement;

(xii)	the accession to the February 2011 Secured Notes Purchase Agreement;

(xiii)	the accession to the February 2011 Unsecured Notes Indenture;

(xiv)	the accession to the February 2011 Unsecured Notes Registration Rights Agreement;

(xv)	the accession to the February 2011 Unsecured Notes Purchase Agreement;
(xvi)	the execution of a New York law re-affirmation agreement between, among others, the Thai Obligor, each duly appointed collateral agent under the FLICA, Credit Suisse AG and The Bank of New York Mellon, with respect to the extension of the security and/or guarantees to the Secured Notes, the Unsecured Notes and/or the Additional Bank Debt; and
(xvii)	the execution of a New York law confirmation agreement to be entered into by the Company in respect of the guarantee under the 2007 Notes.
D.	It is also intended that RGHL will indirectly acquire Graham Packaging Company Inc. (“GPC”) through the merger of an indirect wholly owned subsidiary of RGHL with and into GPC, with GPC surviving such merger and becoming an indirect wholly owned subsidiary of RGHL (the “Acquisition”).
E.	In order to fund the Acquisition and the associated costs and transactions required to effect the Acquisition, certain members of the Reynolds Group intend to incur additional indebtedness; in connection with this additional indebtedness, the Existing Financing Arrangements and the Supplemental Financing Arrangements may be further supplemented and/or amended (collectively, the “Financing Transactions”).
In addition, the Thai Obligor may be required to take certain steps as may be necessary or desirable to effect corporate restructuring(s) and other steps necessary or desirable to implement the Acquisition and may also participate in and take steps in connection with the acquisition of certain of the GPC entities, and associated steps to fund such acquisitions, by members of the Reynolds Group upon or following closing of the Acquisition, including, without limitation, by way of entry into any acquisition agreement(s), loan agreements, capital increases and/or any other related and necessary documents (the “Acquisition and Structuring Transactions”).
Furthermore, the Thai Obligor may be required to take certain steps as may be necessary or desirable to effect other acquisitions, dispositions, financings, refinancings or corporate restructurings in connection with any future acquisition, disposition, financing, corporate restructuring or any other transaction entered into by members of the Reynolds Group, including, without limitation, by way of entry into any acquisition agreement, indenture, credit or other financing agreement, intercreditor agreement, guarantee, security document, purchase agreement, registration rights agreement or any other document, or any joinder to, or amendment or affirmation of, such document (each such transaction, a “Prospective Transaction”, and collectively, the “Prospective Transactions”).
(The Financing Transactions together with the Acquisition and Structuring Transactions and the Prospective Transactions are, collectively, the “Transactions”, and the documents relating to the Transactions, are collectively, the “Transaction Documents”.)
F.	RGHL has agreed to provide an indemnity to the Indemnitees (as defined below) in respect of the Transactions, as further described below.
It is the intention of RGHL that this document be executed as a Letter of Indemnification in favour and for the benefit of each Indemnitee (as defined below).
THIS LETTER OF INDEMNIFICATION WITNESSES as follows:

1.	Definitions
“Indemnitee” means each person listed in Part B to the Schedule to this Letter of Indemnification and, after the date of this Letter of Indemnification, any person serving as or elected to or appointed to serve as a director of a Thai Obligor; and
“Thai Obligor” means the company listed in Part A to the Schedule to this Letter of Indemnification.
2.	Indemnification
Subject to an Indemnitee complying with the procedures of clause 4 below, RGHL shall upon first demand indemnify each Indemnitee against expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges in connection therewith) incurred by an Indemnitee or on an Indemnitee’s behalf in connection with any proceeding resulting from or relating to decisions the Indemnitee made or any actions the Indemnitee took on behalf of the Thai Obligor in his or her capacity as a director of the Thai Obligor in connection with any Transactions or the approval or execution of any Transaction Document or associated corporate authorization or resolutions or documents in relation to the Transactions.

3.	Limitations on Indemnification

Notwithstanding any other provision of this Letter of Indemnification, an Indemnitee shall not be entitled to indemnification under this Letter of Indemnification:
(a)	to the extent that such indemnification is not permitted by applicable laws; or

(b)	to the extent that payment is actually made, or for which payment may be immediately claimed, to or on behalf of the relevant Indemnitee under an insurance policy, unless the Indemnitee assigns to RGHL any related payments claims under such insurance policy; or

(c)	to the extent that payment has or will be made to the relevant Indemnitee by the Thai Obligor or any affiliate of RGHL otherwise than pursuant to this Letter of Indemnification.
4.	Indemnification Procedure

4.1	To qualify for indemnification under this Agreement, each Indemnitee shall give RGHL notice in writing (including by e-mail or telefax) as soon as practicable of any proceeding in relation to that Indemnitee for which indemnification will or could be sought under this Letter of Indemnification.

4.2	To obtain indemnification payments or advances under this Letter of Indemnification, an Indemnitee shall submit to RGHL a written request therefore,

together with such invoices or other supporting information as may be reasonably requested by RGHL and reasonably available to the relevant Indemnitee.

4.3	Subject to clause 4.2, RGHL shall make such indemnification payment within 10 business days of receipt of such invoices and supporting information.

4.4	Each Indemnitee shall be obliged as soon as practicable to claim his rights under any applicable insurance policy and shall assign to RGHL any related payments claims under such insurance policy. However, this clause 4.4 does not affect the Indemnitee’s right to indemnification under clause 2 above.

4.5	For the avoidance of doubt, an Indemnitee shall not forego any rights to indemnification under this Letter of Indemnification where he fails to give notice within the period specified (“as soon as practicable”) in clause 4.1.

5.	Severability

If any provision or provisions of this Letter of Indemnification shall be held to be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions of this Letter of Indemnification and this Letter of Indemnification shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law.

6.	Governing law and jurisdiction

This Letter of Indemnification shall be governed by and its provisions construed in accordance with Swiss law. All the parties to this Letter of Indemnification irrevocably agree that the courts of Zurich are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Indemnification (including any dispute regarding the existence, validity or termination of this Letter of Indemnification).

7.	Amendments

No amendment or modification of this Letter of Indemnification shall be effective unless it is approved in writing by each Indemnitee having the benefit of this Letter of Indemnification.

8.	Continuation of Agreement

This Letter of Indemnification shall remain in effect in favour and for the benefit of each Indemnitee with respect to any action or failure to act of such Indemnitee during the term of service of such Indemnitee as a director of the Thai Obligor, whether or not the term of service of such Indemnitee has concluded.

IN WITNESS of which this Letter of Indemnification has been executed and has been delivered on the date stated at the beginning of this Letter of Indemnification for the benefit and in favour of each Indemnitee.

Reynolds Group Holdings Limited
/s/ Gregory Cole
Name:	Gregory Cole

/s/ [ILLEGIBLE]
Signature of witness

Secretary
Occupation

Auckland
City of Residence

Schedule
Part A
Thai Obligor
•	SIG Combibloc Ltd.

Part B
List of Indemnitees
•	Karl Joseph Eagle

•	André Rosenstock

•	Frank Buchholz